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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Majestic Investor Holdings, LLC of our report dated November 30, 2001 relating to the financial statement of Majestic Investor Holdings, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Chicago, IL
January 28, 2002